Exhibit 10.12.1

FORM OF

AMENDMENT 1 TO THE

STOCK OPTION AWARD AGREEMENT

TO:

FROM:	Aleris Corporation

RE:	Amendment 1 to Option Award Agreement

DATE:	April 28, 2011

On June 11, 2010 you were granted an Option to purchase shares of common stock of Aleris Corporation, fka Aleris Holding Company (the “Company”) and issued an Award Agreement, which you subsequently signed and accepted. The Option was granted under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which was attached to the Award Agreement. We are amending your Award Agreement by issuing this Amendment 1 in order to reflect adjustments made by a special committee of the Board of Directors of the Company, pursuant to the terms of the Plan, in light of the $9.60 cash dividend that the Company issued on February 28, 2011 to stockholders of record of the Company’s common stock as of February 17, 2011. Your Option remains subject in all respects to the terms and conditions of the Plan and the Award Agreement, as amended by this Amendment 1.

A.	Section 1(c) of the Award Agreement is hereby amended to read in its entirety as follows:

Number of Shares and Exercise Price per Share: Your Option is divided into three groups, each with a different Exercise Price, as follows:

	Number of Shares	Exercise Price
FMV Stock Option		$24.10
Premium Stock Option		$36.14
Super-Premium Stock Option		$48.19

TOTAL NUMBER OF SHARES

B.	For the avoidance of doubt, the adjusted number of shares underlying your FMV Stock Options, Premium Stock Options, and Super-Premium Stock Options, as applicable and as set forth in section 1(c), will apply to those FMV Stock Options, Premium Stock Options, and Super-Premium Stock Options that are vested and unvested as of the date of this Amendment.

C.	This Amendment 1 is being made in accordance with the Adjustment of Shares and Amendment provisions of the Plan.

D.	With the exception of the modifications set forth in this Amendment 1, all other provisions of the Award Agreement shall remain unchanged, and in full force and effect.

Sincerely,

Christopher R. Clegg
Executive Vice President, General Counsel & Secretary

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